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                                                                    Exhibit 3.2

                         CERTIFICATE OF AMENDMENT
                                     TO
                       CERTIFICATE OF INCORPORATION
                                     OF
                                  XCEED INC.


     Xceed Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

     1. The name of the Corporation is Xceed Inc. and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 17, 1997.

     2. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, That the Article First of the Certificate of Incorporation of the Corporation be amended and restated to read in its entirety as follows:

         "FIRST:  The name of the Corporation is:

                  Worldwide Xceed Group, Inc."

     3. That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice and otherwise in accordance with Section 211 and Section 222 of the General Corporation Law, on October 5, 2000, at which meeting the necessary number of shares as required were voted to approve said amendment.

     4. The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer this 7th day of November 2000.

                                       XCEED INC.


                                       By: /s/ Richard R. Dennerline
                                          -------------------------------
                                             Richard R. Dennerline,
                                             Secretary